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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF ART TECHNOLOGY GROUP, INC.


NAME OF ORGANIZATION                                          JURISDICTION
------------------------------------------                    ----------------

ATG Securities Corporation                                    Massachusetts
ATG Global, Inc.                                              Massachusetts
Art Technology Group B.V.                                     Netherlands
Art Technology Group GmbH                                     Germany
Art Technology Group (Europe) Limited                         United Kingdom
Art Technology Group Australia Pty Limited                    Australia
Art Technology Group (Canada) Inc.                            Canada
Art Technology Group Canada ULC                               Canada
Art Technology Group, S.A.R.L.                                France
Art Technology Group, KK                                      Japan
Primus Knowledge Solutions, Inc.                              Washington
Primus Knowledge Solutions (UK) Limited                       United Kingdom
Primus Knowledge Solutions France                             France
Amacis Group, Limited                                         Northern Ireland
Amacis, Inc.                                                  Massachusetts
Amacis Ltd.                                                   Northern Ireland
Amacis Trustees Ltd.                                          Northern Ireland
Broad Daylight, Inc.                                          Delaware